Exhibit 99.1

IDEAYA Announces HSR Clearance of GSK Strategic Partnership in Synthetic Lethality and Closing of Glaxo Group Equity Investment

-	Closing of Glaxo Group Equity Investment of $20 Million in IDEAYA at $15.00 per share
-	Collaboration, Option and License Agreement Effective following HSR Clearance and $100 Million Up-Front Payment received by IDEAYA
-	Cash runway anticipated to support planned operations into 2024

South San Francisco, CA, August 4, 2020 – IDEAYA Biosciences, Inc. (Nasdaq:IDYA), an oncology-focused precision medicine company committed to the discovery and development of targeted therapeutics, announced the effectiveness of the Collaboration, Option and License Agreement between IDEAYA and GlaxoSmithKline Intellectual Property (No. 4) Limited (GSK) following clearance under the Hart-Scott-Rodino Antitrust Improvements Act (HSR). Pursuant to the Collaboration, Option and License Agreement, IDEAYA received an upfront cash payment of $100 million from GSK.  The strategic partnership in Synthetic Lethality includes IDEAYA’s MAT2A, Pol Theta, and Werner Helicase programs.

IDEAYA also announced closing of a direct private placement equity financing pursuant to a Stock Purchase Agreement between IDEAYA and Glaxo Group Limited (Glaxo Group).  Glaxo Group purchased 1,333,333 shares of IDEAYA’s common stock at a price per share of $15.00.  IDEAYA received proceeds from Glaxo Group of approximately $20 million.

IDEAYA expects current cash, cash equivalents and marketable securities to support planned operations into 2024.

“The GSK partnership and our enhanced balance sheet enables IDEAYA to fund its operations through multiple key preclinical and clinical milestones for our Synthetic Lethality pipeline and IDE196,” said Paul A. Stone, Chief Financial Officer, IDEAYA Biosciences.

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About IDEAYA Biosciences

IDEAYA is an oncology-focused precision medicine company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics.  IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with small molecule drug discovery to select patient populations most likely to benefit from the targeted therapies IDEAYA is developing.  IDEAYA is applying these capabilities across multiple classes of precision medicine, including synthetic lethality – an emerging class of precision medicine targets.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including without limitation statements regarding the length of operational and preclinical and clinical milestone support from IDEAYA’s current cash, cash equivalents, and marketable securities, are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA's preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA's ability to successfully establish, protect and defend its intellectual property, the effects on IDEAYA's business of the worldwide COVID-19 pandemic, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA's recent Quarterly Report on Form 10-Q filed on May 12, 2020, the prospectus supplement related to the public offering and subsequent filings with the SEC.

Investor and Media Contact
IDEAYA Biosciences
Paul Stone
Chief Financial Officer
investor@ideayabio.com